                                                                EXHIBIT 4.8

                             MHI ACQUISITION, INC.


================================================================================

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                  May 31, 1995

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
                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1 - AUTHORIZATION AND SALE OF PREFERRED STOCK . . . . . . . . . . .   1

      1.1     Authorization . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2     Sale of Series A Preferred  . . . . . . . . . . . . . . . . .   1

SECTION 2 - CLOSING DATES; DELIVERY . . . . . . . . . . . . . . . . . . . .   1

      2.1     Closing Date  . . . . . . . . . . . . . . . . . . . . . . . .   1
      2.2     Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . .   2

      3.1     Organization and Standing; Charter and Bylaws . . . . . . . .   2
      3.2     Corporate Power . . . . . . . . . . . . . . . . . . . . . . .   2
      3.3     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.4     Capitalization  . . . . . . . . . . . . . . . . . . . . . . .   3
      3.5     Authorization; No Breach  . . . . . . . . . . . . . . . . . .   3
      3.6     Ownership of Shares . . . . . . . . . . . . . . . . . . . . .   4
      3.7     Conduct of Business; Liabilities  . . . . . . . . . . . . . .   4
      3.8     Brokers or Finders  . . . . . . . . . . . . . . . . . . . . .   4
      3.9     Compliance with Other Instruments, None Burdensome, etc . . .   4
      3.10    Litigation, etc.  . . . . . . . . . . . . . . . . . . . . . .   4
      3.11    Registration Rights . . . . . . . . . . . . . . . . . . . . .   4
      3.12    Offering  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.13    ERISA Matters . . . . . . . . . . . . . . . . . . . . . . . .   5
      3.14    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS  . . . . . . .   5

      4.1     Economic Risk . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.2     Investment  . . . . . . . . . . . . . . . . . . . . . . . . .   5
      4.3     Execution, Delivery and Performance . . . . . . . . . . . . .   5
      4.4     Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      4.5     No Public Market  . . . . . . . . . . . . . . . . . . . . . .   6
      4.6     Access to Data  . . . . . . . . . . . . . . . . . . . . . . .   6
      4.7     Brokers or Finders  . . . . . . . . . . . . . . . . . . . . .   6
      4.8     Tax Liability . . . . . . . . . . . . . . . . . . . . . . . .   6

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
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
SECTION 5 - CONDITIONS TO CLOSING OF PURCHASERS . . . . . . . . . . . . . .   7

      5.1     Representations and Warranties Correct  . . . . . . . . . . .   7
      5.2     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      5.3     Compliance Certificate  . . . . . . . . . . . . . . . . . . .   7
      5.4     Charter . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      5.5     Blue Sky  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      5.6     Directors . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      5.7     Opinion of Company's Counsel  . . . . . . . . . . . . . . . .   7
      5.8     Fulfillment of Conditions to the Reorganization Agreement . .   7
      5.9     Credit Agreement. . . . . . . . . . . . . . . . . . . . . . .   8
      5.10    Note Purchase Agreement . . . . . . . . . . . . . . . . . . .   8
      5.11    Registrations Rights Agreement. . . . . . . . . . . . . . . .   8
      5.12    Stockholders Agreement  . . . . . . . . . . . . . . . . . . .   8
      5.13    Good Standing Certificates  . . . . . . . . . . . . . . . . .   8
      5.14    Secretary's Certificate . . . . . . . . . . . . . . . . . . .   8
      5.16    Employment Agreements . . . . . . . . . . . . . . . . . . . .   8
      5.17    Governmental Authorizations, etc. . . . . . . . . . . . . . .   9

SECTION 6 - CONDITIONS TO CLOSING OF COMPANY  . . . . . . . . . . . . . . .   9

      6.1     Representations . . . . . . . . . . . . . . . . . . . . . . .   9
      6.2     Blue Sky  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      6.3     Charter . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      6.4     Stockholders Agreement; Registration Rights Agreement . . . .   9
      6.5     Governmental Authorizations, etc. . . . . . . . . . . . . . .   9

SECTION 7 - AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASERS . . . .  10

      7.1     Financial Statements and Other Information  . . . . . . . . .  10
      7.2     Inspection Rights . . . . . . . . . . . . . . . . . . . . . .  11
      7.3     Compliance with the Charter, Bylaws, Stockholders
              Agreement and Registration Rights Agreement . . . . . . . . .  12
      7.4     Confidential Treatment of Information . . . . . . . . . . . .  12

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
SECTION 8 - RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
COMPLIANCE WITH SECURITIES ACT  . . . . . . . . . . . . . . . . . . . . . .  12

      8.1     Restrictions on Transferability . . . . . . . . . . . . . . .  12
      8.2     Restrictive Legend  . . . . . . . . . . . . . . . . . . . . .  12
      8.3     Notice of Proposed Transfers  . . . . . . . . . . . . . . . .  13

SECTION 9 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  14

      9.1     Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  14
      9.2     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      9.3     Successors and Assigns  . . . . . . . . . . . . . . . . . . .  14
      9.4     Entire Agreement; Amendment . . . . . . . . . . . . . . . . .  14
      9.5     Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . .  14
      9.6     Delays or Omissions . . . . . . . . . . . . . . . . . . . . .  15
      9.7     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      9.8     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      9.9     Severability  . . . . . . . . . . . . . . . . . . . . . . . .  15
      9.10    Titles and Subtitles  . . . . . . . . . . . . . . . . . . . .  16
      9.11    Facsimile Signatures  . . . . . . . . . . . . . . . . . . . .  16
      9.12    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  16
      9.13    Waiver of Conflict  . . . . . . . . . . . . . . . . . . . . .  16


EXHIBITS

      A       -   Schedule of Purchasers
      B       -   Restated Certificate of Incorporation of MHI Acquisition, Inc.
      C       -   Schedule of Exceptions
      D       -   Registration Rights Agreement
      E       -   Stockholders Agreement
      F       -   Form of Wilson Sonsini Goodrich & Rosati, P.C. Legal Opinion
      G       -   Form of Founder Performance Stock Purchase Agreement
      H       -   Form of Employment Agreement

                             MHI ACQUISITION, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT



      This Agreement is made as of May 31, 1995 by and among MHI Acquisition, Inc., a Delaware corporation (the "Company"), and each of the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (each a "Purchaser" and, collectively, the "Purchasers").


                                   SECTION 1
                   AUTHORIZATION AND SALE OF PREFERRED STOCK

      1.1 AUTHORIZATION. The Company will authorize the sale and issuance of up to 5,000,000 shares (the "Shares") of its Series A Preferred (as defined in Section 3.4 below), having the rights, privileges and preferences as set forth in the Restated Certificate of Incorporation (the "Charter") in the form attached to this Agreement as Exhibit B.

      1.2 SALE OF SERIES A PREFERRED. Subject to the terms and conditions hereof, the Company will severally issue and sell to Purchasers, and Purchasers will severally buy from the Company, the number of shares of Series A Preferred for the aggregate purchase price set forth opposite such Purchaser's name on the Schedule of Purchasers at a purchase price of $1.00 per share. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Series A Preferred to each of the Purchasers are separate sales.


                                   SECTION 2
                            CLOSING DATES; DELIVERY

      2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 7:00 a.m., local time, on May 31, 1995 (the "Closing") or at such other time and place as shall be mutually agreed upon between the Company and the Purchasers (the date of the Closing is hereinafter referred to as the "Closing Date").

      2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name representing the number of shares of Series A Preferred set forth opposite such Purchaser's name on the Schedule of Purchasers, against payment of the purchase price therefor, by (i) check payable to the Company or wire transfer per the Company's instructions or (ii) by cancellation of outstanding indebtedness.

                                   SECTION 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on Exhibit C attached hereto, the Company represents and warrants to the Purchasers as follows:

      3.1 ORGANIZATION AND STANDING; CHARTER AND BYLAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on the Company's business as presently conducted and as currently proposed to be conducted. The Company has furnished to Purchasers copies of its Charter and Bylaws, as amended to date. Said copies are true, correct and complete and contain all amendments through the date hereof.

      3.2 CORPORATE POWER. The Company will have at the Closing Date all requisite corporate power and authority to execute and deliver the Reorganization Agreement (as defined in Section 3.3 hereof), the Credit Agreement (as defined in Section 5.9 hereof), the Note Purchase Agreement (and the Notes to be issued thereunder) (as defined in Section 5.10), the Registration Rights Agreement (as defined in Section 5.11 hereof), the Stockholders Agreement (as defined in Section 5.12 hereof), the Founder Performance Stock Purchase Agreements (as defined in Section 5.15 hereof) and the Employment Agreements (as defined in Section 5.16 hereof) (collectively, the "Other Agreements") and this Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement and the Other Agreements. The Subsidiaries (as defined in Section 3.3 hereof) will have at the Closing Date all requisite power and authority to execute and deliver the Reorganization Agreement and this Agreement, and to carry out and perform their obligations under the terms of the Reorganization Agreement and this Agreement.

      3.3 SUBSIDIARIES. The Company has two subsidiaries, (a) MHI Acquisition Corporation I ("Mergerco I"), a Delaware corporation formed solely for the purpose of merging with and into Milestone Healthcare, Inc. ("Milestone") pursuant to that certain Plan and Agreement of Reorganization among the Company, Healthtrust, Inc. - The Hospital Company, Coralstone Management, Inc., Milestone, Milestone Healthcare Management, Inc., ("Milestone Management"), Mergerco I and MHI Acquisition Corporation II ("Mergerco II") (the "Reorganization Agreement") and (b) Mergerco II, a Delaware corporation formed solely for the purpose of merging with and into Milestone Management pursuant to the Reorganization Agreement, and the Company does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. Mergerco I and Mergerco II are hereinafter referred to collectively as the "Subsidiaries."

      3.4 CAPITALIZATION. The authorized capital stock of the Company consists or will, upon the filing of the Charter, consist of (i) 20,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of which 10,000,000 shares have been designated "Class A Common Stock" (the "Class A Common") and 10,000,000 shares have been designated "Class B Common Stock" (the "Class B Common") and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value, 5,000,000 shares of which have been designated "Series A Preferred." No shares of capital stock of the Company are or will be issued or outstanding prior to the Closing Date. The Company has reserved (i) 5,000,000 shares of Class A Common for issuance upon conversion of the Shares, (ii) 400,000 shares of Class A Common to be sold to Charles L. Allen, Roy W. Griffitts, Jr. and William A. Brosius (collectively, the "Founders") pursuant to the Founder Performance Stock Purchase Agreements, (iii) an aggregate of 951,350 shares of Class A Common, for issuance to employees of and consultants to the Company pursuant to the Company's 1995 Stock Option Plan, of which 478,378 shares will be subject to issuance upon exercise of options which shall have been granted as of Closing Date, and (iv) 405,405 shares of Class B Common issuable to Internationale Nederlanden (U.S.) Capital Corporation ("ING") upon exercise of a warrant dated May 31, 1995. The Common Stock and Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Charter. Except as set forth above, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

      3.5 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of all transactions contemplated hereby or thereby, including but not limited to the offering, sale and issuance of the Shares pursuant to this Agreement and the filing of the Charter have been duly authorized by all required actions of the Company. This Agreement and the Other Agreements constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the indemnification provisions of Section 8 of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery by the Company of this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby, including but not limited to the sale and issuance of the Shares pursuant to this Agreement and the filing of the Charter with the Secretary of State of Delaware do not and will not (with or without due notice, lapse of time, or both) (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or the Subsidiaries' capital stock or assets, except for such liens as may arise pursuant to the Loan Agreement, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the Charter or Bylaws of the Company or the Subsidiaries, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company, the Subsidiaries or any of their respective properties is subject, or any Other Agreement or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or any of their respective properties is subject.

      3.6 OWNERSHIP OF SHARES. Upon issuance and delivery of the Shares to each Purchaser pursuant to this Agreement against payment of the consideration therefor, such Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, charges and encumbrances, other than (A) restrictions on transfer set forth herein or in the Stockholders Agreement, the Company's Bylaws or the Charter and (B) any liens, charges or encumbrances created by such Purchaser. The delivery of the Shares to each Purchaser at the Closing will transfer good, absolute and valid title to, and beneficial ownership of, such shares other than the encumbrances, liens and claims described in clauses (A) and (B) of the preceding sentence. The issuance and sale of the Shares pursuant hereto will not give rise to any preemptive rights or rights of first refusal and will not violate any laws to which the Company or any of its assets are subject.

      3.7 CONDUCT OF BUSINESS; LIABILITIES. As of the Closing Date, the Company has not conducted any business, incurred any expenses, obligations or liabilities (whether accrued, absolute, continent, unliquidated or otherwise, and whether due or to become due) or entered into any contracts or agreements (other than expenses incidental to its incorporation or in connection with the transactions contemplated hereby and under the Other Agreements).

      3.8 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any provision of its Charter or Bylaws, or in any material respect of any term or provision of any Other Agreement, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company.

      3.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof).

      3.11 REGISTRATION RIGHTS. Except as set forth in the Registration Rights Agreement, the Company is not under any contractual obligation to register (as defined in Section 1 of the Registration Rights Agreement) any of its securities or any of its securities which may hereafter be issued.

      3.12 OFFERING. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

      3.13 ERISA MATTERS. The Company will, following consummation of the transaction contemplated hereby and by the Other Agreements, be an "operating company" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      3.14 DISCLOSURE. Neither this Agreement nor any of the schedules or other attachments hereto, taken as a whole, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                                   SECTION 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

      4.1 ECONOMIC RISK. It understands that the purchase of the Series A Preferred hereunder is a speculative investment which involves a high degree of risk of loss of Purchaser's investment therein. It is able to bear the economic risk of its investment in the Series A Preferred for an indefinite period of time, including the risk of a complete loss of such Purchaser's investment in such securities. It acknowledges that such Series A Preferred has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and that there are substantial restrictions on the transferability of such shares under the Stockholders Agreement.

      4.2 INVESTMENT. It is acquiring the Series A Preferred and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Series A Preferred to be purchased and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

      4.3 EXECUTION, DELIVERY AND PERFORMANCE. It has full right, power and authority to execute and deliver this Agreement and the Other Agreements to which such Purchaser is a party and to perform Purchaser's obligations hereunder and thereunder. At or before the Closing hereunder, Purchaser will execute and deliver to the Company the Other Agreements to which it is a party, and the Purchaser acknowledges and agrees that the Shares purchased will be subject to the terms and provisions of the Other Agreements. This Agreement and the Other Agreements to which the Purchaser is a party, when so executed and delivered by the Purchaser, will constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as the indemnification provisions of Section 8 of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement or the Other Agreements to which Purchaser is a party or the performance of Purchaser's obligations hereunder or thereunder.

      4.4 RULE 144. It acknowledges that the Series A Preferred and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

      4.5 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

      4.6 ACCESS TO DATA. It acknowledges that it has had a full opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as it has requested.

      4.7 BROKERS OR FINDERS. Except as set forth on Exhibit C hereto, the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      4.8 TAX LIABILITY. It has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                   SECTION 5
                      CONDITIONS TO CLOSING OF PURCHASERS

      The Purchasers' obligations to purchase the Shares at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions:

      5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on such date.

      5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

      5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company, executed by the President of the Company, dated the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

      5.4 CHARTER. The Charter shall have been filed with the Delaware Secretary of State.

      5.5 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion thereof.

      5.6 DIRECTORS. The initial Boards of Directors of the Company and each of the Subsidiaries shall consist of three members (with two vacancies on each Board) and be comprised as follows:

                     Name of Director                  Type of Nominee
              -----------------------------   ---------------------------------
                     Charles L. Allen                Class A Common Stock

                     Guy L. de Chazal              Series A Preferred Stock

                     Scott L. Halsted               Series A Preferred Stock




      5.7 OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, in substantially the form attached hereto as Exhibit F.

      5.8     FULFILLMENT OF CONDITIONS TO THE REORGANIZATION AGREEMENT.   The
Reorganization Agreement shall be in full force and effect, and all of the conditions specified in the Reorganization

Agreement shall have been fulfilled on or before the Closing Date, except for such conditions (if any) as shall have been waived in accordance with the Reorganization Agreement.

      5.9 CREDIT AGREEMENT. The Credit Agreement, dated as of May 31, 1995 (the "Credit Agreement"), by and among Mergerco I, the lenders named therein and ING, as agent (the "Agent") shall have been executed and delivered by the parties thereto and shall be in full force and effect.

      5.10 NOTE PURCHASE AGREEMENT. The Note Purchase Agreement, dated as of May 31, 1995 (the "Note Purchase Agreement") by and among the Company and the purchasers set forth on the signature pages thereto, and the Notes thereto executed and delivered by the Company in accordance with the terms of the Note Purchase Agreement, shall have been executed and delivered by such parties and shall be in full force and effect as of the Closing.

      5.11 REGISTRATIONS RIGHTS AGREEMENT. A Registration Rights Agreement substantially in the form of Exhibit D (the "Registration Rights Agreement") shall have been executed and delivered by the Company and the Purchasers (as defined therein) and shall be in full force and effect as of the Closing.

      5.12 STOCKHOLDERS AGREEMENT. A Stockholders Agreement substantially in the form of Exhibit E (the "Stockholders Agreement") shall have been executed and delivered by the Company, the Purchasers and the other parties therein, and shall be in full force and effect as of the Closing.

      5.13 GOOD STANDING CERTIFICATES. The Company shall have delivered to the Purchasers a Certificate dated as of a recent date issued by the Secretary of State of the State of Delaware to the effect that the Company is legally existing and in good standing.

      5.14 SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company dated as of the Closing, certifying the following matters: (a) resolutions adopted by the transactions contemplated by this Agreement; (b) Charter of the Company; (c) Bylaws of the Company; (d) incumbency of officers of the Company; and (e) such other matters as the Purchasers may reasonably request.

      5.15 FOUNDER PERFORMANCE STOCK PURCHASE AGREEMENTS. Founder Performance Stock Purchase Agreements substantially in the form attached hereto as Exhibit G (the "Founder Performance Stock Purchase Agreements") shall have been executed and delivered by the Company and each of the Founders, and shall be in full force and effect as of the Closing.

      5.16 EMPLOYMENT AGREEMENTS. Employment agreements substantially in the form attached hereto as Exhibit H the ("Employment Agreements") shall have been executed and delivered by the Company to each of the Founders and shall be in full force and effect as of the Closing.

      5.17 GOVERNMENTAL AUTHORIZATIONS, ETC. All material governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the transactions contemplated by the Reorganization Agreement, to issue or purchase the Shares pursuant to this Agreement and for the conduct of the business of the Company, following the Closing, shall have been obtained and shall be in full force and effect unless the failure to obtain such authorizations, consents, approvals, exemptions or other actions would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, after giving effect to the transactions contemplated by the Reorganization Agreement.


                                   SECTION 6
                        CONDITIONS TO CLOSING OF COMPANY

      The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions with the same force and effect as if made on such date:

      6.1     REPRESENTATIONS.  The representations made by the Purchasers in
Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

      6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the and the Common Stock issuable upon conversion thereof.

      6.3 CHARTER. The Charter shall have been filed with the Delaware Secretary of State.

      6.4 STOCKHOLDERS AGREEMENT; REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement, and each shall be in full force and effect as of the Closing.

      6.5 GOVERNMENTAL AUTHORIZATIONS, ETC. All material governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the transactions contemplated by the Reorganization Agreement, to issue or purchase the Shares pursuant to this Agreement and for the conduct of the business of the Company following the Closing, shall have been obtained and shall be in full force and effect unless the failure to obtain such authorizations, consents, approvals, exemptions or other actions would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, after giving effect to the transactions contemplated by the Reorganization Agreement.

                                   SECTION 7
            AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASERS

         7.1     FINANCIAL STATEMENTS AND OTHER INFORMATION.

                 (a) Subject to the provisions of Section 7.1(c), the Company will deliver to each Purchaser:

                            (i) as soon as practicable, and in any event within thirty (30) days after the end of each calendar month of each fiscal year (other than the last month of each fiscal quarter of the Company and the Subsidiaries), unaudited consolidated statements of income and cash flow of the Company and its subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such monthly period, and consolidated balance sheets of the Company and its subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budgets, and to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied;

                           (ii) within ninety (90) days after the end of each fiscal year, consolidated statements of income and cash flow of the Company and its subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (with respect to the consolidated portions of such statements) an opinion of an independent accounting firm of recognized national standing and (B) a copy of such firm's annual management letter to the board of directors;

                          (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's and its subsidiaries' operations and financial affairs given to the Company and its subsidiaries by their independent accountants (and not otherwise contained in other materials provided hereunder);

                           (iv) at least thirty (30) days prior to the beginning of each fiscal year, an annual budget for the Company and its subsidiaries for such fiscal year (displaying anticipated statements of income, changes in financial position and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company and its subsidiaries prepare and any revisions of such annual or other budgets;

                            (v) promptly (but in any event within five (5) business days) after the receipt of notice of any default under the Credit Agreement, the Notes issued pursuant to the Note Purchase Agreement or any similar agreement involving material indebtedness for borrowed money, a certificate specifying the nature and period of existence thereof and what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

                           (vi) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other generally written communications which the Company and its subsidiaries send to their stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company or its subsidiaries, with the Securities and Exchange Commission (the "Commission") or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company or its subsidiaries to the public concerning material developments in the Company's or its subsidiaries' businesses; and

                          (vii) with reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as any Purchaser may reasonably request (and a request for copies of financial statements and other reports delivered by the Company or any of its subsidiaries to any lender under the Loan Agreement will be deemed reasonable).

                 (b)      The provisions of this Section 7.1 (other than
Section 7.1(a)(vi) and (vii)) will not be effective at any time that the Company (x) is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and continues to comply with such requirements and (y) promptly provides to each Purchaser all reports and other materials filed by the Company or its subsidiaries with the Commission pursuant to the periodic reporting requirements of the Exchange Act.

                 (c) Notwithstanding the foregoing, so long as any obligations remain outstanding under the Credit Agreement, the Company shall deliver to each Purchaser, concurrently with the delivery thereof to the agent of the lenders under the Credit Agreement, copies of all information and certificates furnished to the agent of the lenders pursuant to Section 6.1.1 of the Credit Agreement, and during such period, the Company shall not be required to deliver any of the items otherwise required by Sections 7.1(a)(i) through 7.1(v) hereof, so long as any obligations remain outstanding under the Credit Agreement and Section 6.1.1 thereof requires the Company to deliver information substantially similar to the information required hereby.

         7.2 INSPECTION RIGHTS. The Company will permit any representative designated by a Purchaser upon reasonable notice and during normal business hours, to visit and inspect any of the properties of the Company and its subsidiaries, examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, and discuss the affairs, finances and accounts of the Company or any of its subsidiaries with the directors, officers, key employees and independent accountants of the Company or its subsidiaries.

         7.3 COMPLIANCE WITH THE CHARTER, BYLAWS, STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. The Company will perform and observe all of its obligations to the holders of the Series A Preferred and the Common Stock set forth in the Charter, the Bylaws and the Stockholders Agreement, and all of its obligations to holders of Registrable Securities (as defined in the Registration Rights Agreement) set forth in the Registration Rights Agreement.

         7.4 CONFIDENTIAL TREATMENT OF INFORMATION. Each Purchaser agrees to use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided, that (a) each Purchaser may, to the extent required by law, disclose such information in connection with the sale or transfer of any Series A Preferred or Common Stock if such Purchaser's transferee agrees in writing to be bound by the provisions hereof and (b) each Purchaser may disclose such information (i) at the request of any applicable regulatory authority or in connection with an examination of the Company or any of its subsidiaries by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law, (iv) at the express direction of any other agency of the United States or any subdivision thereof or of any other jurisdiction in which the Company conducts its business or (v) to the Company's independent auditors and other professional advisors provided such persons acknowledge and agree to be bound by the Purchaser's confidentiality obligations hereunder.


                                   SECTION 8
                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

         8.1 RESTRICTIONS ON TRANSFERABILITY. The Series A Preferred and the Class A Common issued or issuable upon conversion thereof (and the Class B Common issued or issuable upon conversion of such Class A Common) (such Class A Common and Class B Common are referred to collectively hereinafter as the "Conversion Shares") are "Restricted Securities" and shall not be sold, assigned, transferred or pledged except upon the conditions specified in this
Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Series A Preferred or such Conversion Shares held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 8.

         8.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Series A Preferred, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the Series A Preferred or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Rule 144) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A SERIES A PREFERRED STOCK PURCHASE AGREEMENT, A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF MAY 31, 1995, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                 Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Preferred or the Conversion Shares in order to implement the restrictions on transfer established in this Section 8.

         8.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, or retired partners, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall, be accompanied, at such holder's expense, by either (i) an unqualified written opinion of legal counsel, who shall be and whose legal opinion shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, where-upon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.


                                   SECTION 9
                                 MISCELLANEOUS

         9.1 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

         9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchasers and the closing of the transactions contemplated hereby.

         9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as the purchaser or holder of Series A Preferred (or the Conversion Shares issued upon conversion thereof) are also for the benefit of and enforceable by any subsequent holder of Series A Preferred (or the Conversion Shares issued upon conversion thereof).

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Series A Preferred (or the Conversion Shares issued upon conversion thereof) may, with the Company's prior written consent, waive, modify or amend, on behalf of all such holders, any provisions hereof.

         9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to a Purchaser, at such other address as such Purchaser shall have furnished to the Company in writing or (b) if to any other holder of any

Series A Preferred or Conversion Shares issued upon conversion thereof, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company or (c) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

         9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 EXPENSES. The Company will pay, or reimburse the Purchasers and hold them harmless against liability for the payment of, all stamp and other taxes which may be payable in respect to the execution and delivery of this Agreement or the issuance, delivery and acquisition of any shares of Series A Preferred (or Conversion Shares issued upon conversion thereof) hereunder.

         9.8 REMEDIES. The holders of Series A Preferred will have all of the rights and remedies set forth in this Agreement and the Charter, as the case may be, all of the rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights and remedies which such holders have under any law. Any Purchaser having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

         9.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         9.11 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

         9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         9.13 WAIVER OF CONFLICT. Each party to the Agreement that has been or continues to be represented by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation hereby acknowledges that Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California requires an attorney to avoid representations in which the attorney has or had a relationship with another party interested in the representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected.
By executing this Agreement, each such party gives its informed written consent to the representation of the Company by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, in connection with this Agreement and the transactions contemplated hereby.

                             [PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]





         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                      "PURCHASER"

MHI ACQUISITION, INC.,         MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.
a Delaware corporation
                               By:     Morgan Stanley Venture Partners II, L.P.
By:                                    its General Partner
    -------------------
      Name:                    By:     Morgan Stanley Venture Capital II, Inc.
      Title:                           Managing General Partner
                               ------------------------------------------------
                               Name of Purchaser

                               /s/
                               ------------------------------------------------
                               Signature

                               President
                               ------------------------------------------------
                               Title, if applicable

                             [PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]





      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                      "PURCHASER"

MHI ACQUISITION, INC.,         MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.
a Delaware corporation
                               By:     Morgan Stanley Venture Partners II, L.P.
By:                                    its General Partner
    --------------------
    Name:                      By:     Morgan Stanley Venture Capital II, Inc.
    Title                              Managing General Partner
                               ------------------------------------------------
                               Name of Purchaser

                               /s/
                               ------------------------------------------------
                               Signature

                               President
                               ------------------------------------------------
                               Title, if applicable

                             [PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]





      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                       "PURCHASER"

MHI ACQUISITION, INC.,          MORGAN STANLEY VENTURE INVESTORS, L.P.
a Delaware corporation
                                By:     Morgan Stanley Venture Partners II, L.P.
By:                                     its General Partner
    --------------------
    Name:                       By:     Morgan Stanley Venture Capital II, Inc.
    Title:                              Managing General Partner
                                -----------------------------------------------
                                        Name of Purchaser

                                /s/
                                -----------------------------------------------
                                Signature

                                President
                                -----------------------------------------------
                                Title, if applicable

                             [PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]





      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                     "PURCHASER"

MHI ACQUISITION, INC.,
a Delaware corporation

By: /s/ Charles L. Allen                      Charles L. Allen
    --------------------------------          ---------------------------------
     Name: Charles L. Allen                   Name of Purchaser
     Title:  President & CEO

                                              /s/ Charles L. Allen
                                              ---------------------------------
                                              Signature


                                              President & CEO
                                              ---------------------------------
                                              Title, if applicable

                             [PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]





      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                     "PURCHASER"

MHI ACQUISITION, INC.,
a Delaware corporation

By:                                           Roy W. Griffitts, Jr.
    ---------------------------               ---------------------------------
    Name: Charles L. Allen                    Name of Purchaser
    Title:  President

                                              /s/ Roy W. Griffitts, Jr.
                                              ---------------------------------
                                              Signature



                                              Chief Operating Officer
                                              ---------------------------------
                                              Title, if applicable

                             [PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE]





      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                     "PURCHASER"

MHI ACQUISITION, INC.,
a Delaware corporation

By: /s/ Charles L. Allen                      William A. Brosius
    --------------------------------          ---------------------------------
    Name: Charles L. Allen                    Name of Purchaser
    Title:  President

                                              /s/ William A. Brosius
                                              ---------------------------------
                                              Signautre



                                              Chief Financial Officer
                                              ---------------------------------
                                              Title, if applicable

                                   EXHIBIT A
                             SCHEDULE OF PURCHASERS


                                                SHARES OF SERIES A
                 PURCHASER                           PREFERRED        PURCHASE PRICE
 --------------------------------------------   ------------------    --------------


 Morgan Stanley Venture
       Capital Fund II, L.P.                          2,651,335         $2,651,335

 Morgan Stanley Venture
       Capital Fund II, C.V.                            660,546            660,546


 Morgan Stanley Venture
       Investors, L.P.                                  688,119            688,119

 Charles L. Allen                                       535,714            535,714


 Roy W. Griffitts, Jr.                                  392,857            392,857

 William A. Brosius                                      71,429             71,429
                                                      ---------         ----------
 TOTAL                                                5,000,000         $5,000,000
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